EXHIBIT 10.10
PRELIMINARY AGREEMENT TO LEASE
FOR COMMERCIAL PROPERTY

Office of	ICON Properties, LLC	REALTORS
Grand Rapids	(city), Michigan	Phone:	616-822-0202	Fax:	616-233-3949
Email:	dan@iconprops.com	Date:	10/17/2007	,	8:00PM	(time)

1.	The undersigned Landlord and Tenant each acknowledge that the Leasing Salesperson is acting as (check one):
☐ Subagent of the Landlord ☒ Tenant’s Agent ☐ Dual Agent (with written, informed consent of both Landlord and Tenant)
☐ Other (Specify) _____________________________________
2.	Tenant’s Offer: The undersigned (“Tenant”) hereby offers to lease the following real estate:
2-E. Fulton - Suite # sq/ft of main floor) (the “Premises”) for a term of 120 Months commencing See attached Additional Provisions on the terms and conditions contained herein, and to pay as rent for_____ form the sum of $723.584.53 payable in equal monthly installments of $ See Schedule (subject to any increases as herein provided) in advance of each month. The first month’s rent of $ See PP-2 and a security deposit in the amount of $ See PP#12, for a total of $ See PP#12 shall be payable upon execution of the lease.
3.	Possession.
4.	Rent Escalations/Cost of Living Adjustments.
2% throughout the initial lease term and all renewal terms optioned.
5.	Expense Allocations. The following expenses shall be allocated between Landlord and Tenant as indicated below (check appropriate column):

Expense	Landlord	Tenant	Pro-Rata
Real Estate Taxes			X
Assessments			X**
Water/Sewer Charges			X
Electricity			X
Gas or Heat			X
Phone		X
Janitorial		X
Refuse Collection			X
Snow Removal			X
Lawn/Landscaping	X
Others:
**Assessments to be determined prior to formal lease signing.

Expense	Landlord	Tenant	Pro-Rata
Driveway, Sidewalks & Parking Lot Repairs & Maint.	X
__________ Insurance		X
Liability Insurance		X
Structural and Roof Repairs/Replacements	X
Nonstructural Repairs and Maintenance/Replacements		X
Mechanical Systems Repairs & Maintenance		X
Mechanical Systems Replacement		X

6.	Renewal Option(s) Tenant shall have the following renewal option(s):
Three 10 year renewal options.

7.
Improvements. Prior to commencement of the lease term, Landlord shall complete the following described work without expense to Tenant (all ____________ mechanicals must be in good working order at the time of possession.

See attached “Exhibit A”

8.	Use. Tenant proposes to use the Premises for a bank branch and related banking services.
purposes and Tenant’s obligations hereunder are contingent on there being no zoning, licensing, or building and use restrictions preventing use of the Premises for such purposes. Tenant agrees to conform to municipal and state ordinances affecting said Premises and will hold harmless the owner from any penalty, damage or other charges imposed for any violation of said ordinances or laws, whether occasioned by my neglect or by any agent in my employ or by any persons contracting with me. Tenant further agrees to provide the Landlord with proper certificates of insurance indemnifying the Landlord as to claims or damages resulting from the use or occupation of said Premises.

9.
Format Lease. The Landlord shall have promptly prepared and presented to Tenant a formal lease consistent with the Preliminary Agreement to Lease and containing such additional terms and conditions as are customarily contained in leasee for a similar property and lease _________, and the parties agree to promptly negotiate, in good faith, a resolution of any differences between them and respect to such lese for. The formal lease shall be signed as soon as practical, but no later than       November 18, 2007   .

Other:

None.

14.
Confidential Information. REALTOR acknowledges that Client may disclose confidential information to REALTOR in connection with performance of services under this Agreement, and REALTOR agrees to preserve such information in confidence and not to disclose any such information to the detriment of Client in connection with any transaction described herein. Similarly, Client acknowledges that REALTOR may have received confidential information in the past from a party on the opposite side of a proposed transaction with Client, and Client agrees that REALTOR’s faithful maintenance of such information in confidence will not be a breach of any duty to Client.

15.
Miscellaneous. This contract contains all of the forms and conditions of the Agreement between the parties with respect to the subject ________ and there are no representations, warranties, conditions, or promises except those expressly set forth in this Agreement. This Agreement may be modified only in writing signed by the parties. Client hereby acknowledges receipt of a completed copy of this Agreement. This Agreement shall be governed by Michigan law.

16.	Expiration. Tenant hereby gives the REALTOR® NAI West. Michigan - D. ( ) days to obtain Landlord’s written acceptance of this offer, after which the offer shall be considered void.

17.	Receipt of Copy. By signing below, Tenant acknowledges receipt of a copy of this Preliminary Agreement.

Witness:		Tenant	Grand River Commerce, Inc.

Tenant’s Address:	2900 28th St., SW	Tenant	/s/ Robert P. Bilotti

	Grandville, MI 49418	Tenant’s Fax#:	616-235-3949

LANDLORD’S ACCEPTANCE

18.	The offer is hereby accepted

19.
Receipt of Copy. By signing below, Landlord acknowledges receipt of a copy of this Agreement. If this Agreement is signed by Landlord without any modification, this becomes the Effective Date of this Agreement.

20.	Landlord gives REALTOR above named until (time) (date), to obtain Tenant’s written acceptance of this counter offer, if any.

Date:		Landlord Entity:	ICON Properties, LLC
Listed by:		By:	/s/ Manager
	Broker		(Please sign name as you wish it to appear on final documents)
through		Printed Name of Signatory:
:
By (secondary signatory):
(Please sign name as you wish it to appear on final documents)
Printed Name of Signatory:
:

TENANT’S RECEIPT OF ACCEPTANCE

21.
Receipt is hereby acknowledged by Tenant of the Landlord’s acceptance offer. In the event the acceptance was subject to certain changes from Tenant’s offer, Tenant agrees to accept said changes, all other terms and conditions remaining unchanged. If this Agreement is signed by Tenant without any modification, this becomes the Effective Date of this Agreement.

Dated	Tenant
Witness	Tenant

LANDLORD’S RECEIPT OF ACCEPTANCE

22.	Landlord acknowledges receipt of a copy of Tenant’s acceptance of the counter offer, if any.

Dated	Tenant
Witness	Tenant

Additional Provisions - PP#12

•	Lessor to provide an acceptable letter of commitment needed from an established financial institution showing proof of financing to complete the following:
•	Complete exterior building renovation per Historical Preservation criteria
•	Complete “White Box” construction for Grand River Bank’s leasehold space per “Exhibit A” of this agreement and per the architectural drawings Lessor’s possession
•	Provide the Lessee build-out allowance to be provided by Lessor
•	Agreed upon amount is $30.00 per sq/ft (4005 sq/ft)
•	The Letter of Commitment for financing per the above shall be delivered to Lessee by Lessor no later than October 31, 2007.
•
Lessee shall have the right to terminate this agreement at their discretion without recourse within three business days after receiving the letter of commitment if they deem the terms of said commitment letter uancceptable

•	“White box” is a defined condition and is to be finalized in a formal and detailed “Work Letter” to be signed at formal lease execution.
•
Lessee shall have the right to terminate this agreement by providing written notice and without recourse from the Lessor if exterior renovation work has not commenced by November 30, 2007. “Commencement of construction” is a defined term and is to be agreed upon by Lessor and Lessee.

•	Lessor shall promptly refund any and all earnest money to Lessee within five business days after receiving written notice of termination from Lessee.
•	The full earnest money deposit of refund of $5,000.00 shall be refunded by Lessee by certified check within five business days of receiving the written notice of termination.
•	The written notice of termination may be communicated by facsimile, e-mail or U.S. Mail.
•	Lessee shall have the right to terminate this agreement if the Lessee space is not substantially completed to “white box” status by May 1st, 2008.
•	Substantially completed to be defined as “Work completed so as not to _____________ with the Tenant’s own build-out and/or occupancy”
•	“White Box” status to include that Lessor install all elevator(s) components except cab
•	Lessor responsible for complete cost of constructing the building elevator(s)
•	Lessor responsible for prior approval from City of Grand Rapids Building Department deferring completion of elevator(s)
•	If the Lessee executes it’s option to lease the 3,000 sq/ft of the second floor space then the Lessor shall have 6 months from notification to completely install the elevator(s)
•	Price pre sq/ft $16.50 for the defined main floor 4005 sq/ft
•	Price per sq/ft for the 2nd floor 3,000 sq/ft $11.00 per sq/ft if the option to lease is executed within 4 months after the possession date of May 1st, 2008
•	Lessor to provide a Tenant build-out allowance of $30.00 per sq/ft for the main floor space
•	Lessor to provide $20 per sq/ft Tenant Improvement allowance if the option to lease the 2nd floor 3,00 sq/ft is exercised.
•	Lessor to provide the same “white box” build out for the 2nd floor as described in attached “Exhibit A” for the main floor 4,005 sq/ft
•
If/when the option to lease the 3,000 sq/ft of the defined 2nd floor space is executed “Lessor and Lessee shall define the “White Box” build-out in a formal and detailed “Work Letter” at formal lease execution.

•	Rent _______________ for the 2nd floor space to be 2% per annum
•	This applies to both the main floor and 2nd floor defined space
•
The 4 month option to execute a formal lease for the defined 2nd floor 3,000 sq/ft shall begin on the possession date of May 1st, 2008 of the main floor space unless Lessor has not been able to substantially complete lease hold space

•	Lessee shall have the right to sub-lease the 2nd floor space based on landlord approval of tenant use and credit. Leasee shall not have the right to obtain any profit or gain from the new lease
•	Lessee shall not lease the defined 3,000 sq/ft of 2nd floor space to any other person or entity during the 4-month option period allowed for Lessee to execute a formal lease for the space
•	Lessee to be allotted fifteen dedicated parking spaces in the adjacent surface lot of the existing building at a price of $65.00 per parking space
•	The location of the fifteen spaces shall be determined and agreed upon by both Lessor and Lessee
•	Lessee to be charged the same percentage increase per year that Lessor charges currently for the parking spaces

•	Lessee shall be allotted fifteen dedicated parking spaces in any parking ramp, facility, and or lot that may be built in the future
•	Cost per space shall be at market rate if/when a ramp is built.
•	Both Lessor and Lessee shall agree upon the process of determining “market rate” prior to formal lease execution.
•	The location of the fifteen spaces shall be determined and agreed upon by both Lessor and Lessee

•	Lessor shall work with Lessee to evaluate if a one lane drive-thru option can be incorporated at the site currently if/when any building addition or parking ramp is constructed
•
Not withstanding the above regarding parking agreements between Lessor and Lessee, in the event Robert Tol sells or sells controlling interest in the surface parking lot adjacent to east of Lessee’s premises, then all-parking agreements that are in place between Lessor and Lessee become null and void upon ninety (90) days written notice from Lessor.

•	Lessor to provide maximum and most visible signage rights for the building in Lessee under site zoning regulations. Signage issues to be worked out before the Formal Lease is signed.
•	If Lessor constructs additional levels to the existing building Lessee reserves the right to relocate signage to the best and most visible area on any additions under site zoning regulations
•
Lessor to insure that a safe, clean, clear, and unobstructed access ingress & egress for bank employees and customers to the building is provided if/when any construction or additions occur on the existing and adjacent buildings

•	Lessor insures that no interruption to HVAC service to the Lessee occupied space shall occur if/when additional construction occurs on the existing building
•	Lessor to provide all steel column and beam construction in Lessee “white box” description as defined by final and approved architectural plans
•	All steel column and beam requirements to be installed by the May 1st, 2008 possession date.
•	Lessor to provide adequate wiring & electrical sufficient to address power outage through Lessee supplied generator
•	Lessee to provide writing and electrical for above
•	Lessee to provide needed generator switch
•	First right of offer
•	Condo sale: First Right of Offer
•
In the event that Landlord shall offer the Tenant’s leasehold space for sale, then Tenant, so long as it is not in default under this Lease, shall have the first right of offer to purchase the Tenant’s leasehold space. In this event, Landlord shall notify Tenant in writing (the “Notice”), which Notice shall indicate Landlord’s selling price and other offering terms desired by Landlord. The Notice will be an offer to sell the Tenant’s leasehold space and invitation for Tenant to make a written offer to purchase the Tenant’s leasehold space. Tenant shall then have thirty (30) days (the “Offer”) after Landlord has delivered the Notice to either agree to purchase the leasehold space based on Landlord’s terms, or negotiate with Landlord in good faith for a different price and terms for the sale and purchase of the Tenants leasehold space. If Tenant fails to submit an offer by the expiration of the offer period or if Landlord and Tenant fail to agree in writing for the purchase and sale of the Tenants leasehold space, then this right of first offer shall expire and be of no futher force or effect. In this event, Landlord will be free to market the Tenant’s leasehold space to third parties on terms and conditions determined in the sole discretion of Landlord except, that any such sale of the Tenants leasehold space to a third party shall not be for a sum that is less than 90% of Landlord’s final offer toe Tenant. If Landlord agrees to sell the Tenants leasehold space to a third party for a sum which is less than 90% of what Landlord offered to sell the Tenants leasehold space to Tenant, then Tenant shall have a ten (10) business day right of first refusal period to match the current offer. The right of first offer granted by this Article does not include any circumstances in which Landlord conveys or sells all or substantially all of the Building to another party. In that instance, Landlord has no obligation to give any notice to tenant and Tenant has no extraordinary right to make an offer to acquire the Tenants leasehold space. The Tenant does reserve the right to submit an offer to purchase the entire building if or when it becomes available for sale.

•
Tenants construction of leasehold improvements which are in addition to the Landlords white box specifications and in addition to landlords allowance for additions to the white box shall be paid for at their sole costs using landlord and Tenant’s agreed upon contractor and sworn statement payment system.

Exhibit “A”

Work to be performed by Landlord:

(Formal and detailed “Work Letter” to be agreed to by both Lessor and Lessee at formal lease execution)

•	Exterior:
•	New Windows and Frames
•	Restore blass block
•	Doors
•	New doors to be installed in entryways
•	Canopies
•	Restore existing canopies on building
•	Roof
•	New roof on existing building
•	Brick
•	Clean and repair exterior brick
•	Repair existing entryway
•	Front terrazo

•	Interior:
•	Electrical
•	Separate meter and service for demised premises sized for Tenant’s needs. Wall outlets evenly spaced along perimeter walls at 12’ Intervals.
•	2’ x 4’ fluorescent lights
•	One every 125 sq/ft
•	HVAC
•	Forced air ducted system distributed above drop ceiling
•	Ceiling
•	2’x4’ drop ceiling with white ceiling panels
•	Walls
•	Taped and finished drywall, ready for priming and painting
•	Floor
•	Concrete floor (as is or leveled?)
•	Finished and ready for tenant flooring
•	Restroom
•	Two standard ADA restrooms with towel bare and paper
•	Toilet and sinks included
•	Mechanical
•	Two 5 gallon hot water heaters

2-E. Fulton - Rent Schedule

$66,082.20
$67,404.16
$68,762.23
$70,127.27
$71,529.82
$72,960.04
$74,419,63
$75,908.02
$77,426.18
$78,974.70
$723,584.83

AUSTIN 464824v1 72208.000001